EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated May 13, 2014, with respect to the financial statement of Advisors Disciplined Trust 1219, comprising Strategic High 80 Dividend Portfolio, Series 2014-2Q, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333 194178) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
May 13, 2014




















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